EXHIBIT 10.1

 AMENDMENT NO. 1
TO
PRESSURE BIOSCIENCES, INC.
2005 EQUITY INCENTIVE PLAN

The following amendment to the Pressure BioSciences, Inc. (the “Corporation”) 2005 Equity Incentive Plan (the “Plan”) was approved by the Board of Directors of the Corporation on July 11, 2008, subject to the approval of the stockholders of the Corporation:

1. Section 3, Paragraph (a) is amended and restated by deleting the first sentence of this paragraph and replacing it with the following:

“Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 1,500,000.”

2. Except as amended hereby, the 2005 Equity Incentive Plan shall remain in full force and effect in accordance with its original terms.

Approved by the Board of Directors: July 11, 2008

Approved by Stockholders: September 25, 2008